SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	94-2901715 (I.R.S. Employer Identification Number)

5690 Logan St Unit A, Denver, Colorado 80216

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

(a)(1) On August 4, 2016, American Cannabis Company, Inc. (the “Registrant”) amended portions of a material definitive agreement not made in the ordinary course of its business that it previously reported on Form 8-K filed on June 27, 2016. The parties to the amendments are the Registrant and Tangiers Global, LLC, a Wyoming Limited Liability Company (“Tangiers”). With the exception of the entry into the subject amendments to the material definitive agreement, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons on the one hand, and Tangiers, and any of its affiliates or control persons on the other hand.

(a)(2) The Registrant previously reported that pursuant to an Investment Agreement between the Registrant and Tangiers, Tangiers agreed to invest up to five million dollars ($5,000,000) to purchase the Registrant’s Common Stock, par value $0.00001 per share, based upon an exemption from registration provided under Section 4(a)(2) of the 1933 Securities Act, and Section 506 of Regulation D promulgated thereunder. Concurrently, the Registrant and Tangiers entered into a Registration Rights Agreement, as an inducement to Tangiers to execute and deliver the Investment Agreement, whereby the Registrant agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, and applicable state securities laws, with respect to the shares of Common Stock issuable for Tangier’s investment pursuant to the Investment Agreement.

Additionally, the Registrant previously reported that it and Tangiers coincidentally executed two fixed convertible promissory notes: one in the amount of three hundred and thirty thousand dollars ($330,000) and one in the amount of fifty thousand dollars ($50,000), each bearing interest at the rate of eight percent (8%). Both notes are due and payable on February 14, 2017. The Registrant and Tangiers agreed to materially amend the two promissory notes as follows:

(i)	The previous notes contained a conversion formula providing that Tangiers could convert any amount of principal or interest due into the Registrant’s Common Stock, par value $0.00001 per share, based upon a fixed conversion price equal to 80% of the average of the two lowest closing bid prices of the Company’s common stock during the 5 consecutive trading days prior to the execution of the notes and their supporting documents and the payment of initial consideration (the “Effective Date”). The parties agreed to delete this conversion formula in favor of a fixed conversion price of $0.1135 per share; and,
(ii)	The parties agreed to delete that portion of the notes which required Tangiers to retain 20% of each Put Amount as defined in the Investment Agreement to be applied first against any unpaid interest or other fees, and second against any unpaid principal sum, until such time as all amounts of unpaid interest, fees and principal sums due have been paid by the Registrant to Tangiers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 10, 2016

AMERICAN CANNABIS COMPANY, INC.

By: /s/ Corey Hollister

Corey Hollister

Chief Executive Officer

(Principal Executive Officer)